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                                                                    EXHIBIT 99.1





            EUROPEAN PATENT OFFICE AFFIRMS REVOCATION OF DYAX PATENT

CAMBRIDGE, Mass., July 2, 2002 -- Dyax Corp. (Nasdaq: DYAX) today announced that the Technical Board of Appeal of the European Patent Office (EPO) affirmed the April 2000 revocation of Dyax's European patent on phage display, European Patent 436,597 (the "'597 patent"), in proceedings brought by Cambridge Antibody Technology and Acambis Research Limited. The EPO Technical Board of Appeal ruled that the patent was not valid on the grounds that it failed to provide verification of the claimed display of a proteinaceous binding domain. This decision by the Board is final and cannot be appealed.

This decision only affects Dyax's '597 patent in Europe and does not impact Dyax's other fundamental patents in the field of phage display technology in the United States, Canada and Israel, as well as additional patent applications in the U.S and Japan. Dyax also has divisional patent applications of the '597 patent now pending in the EPO and intends to vigorously prosecute these applications, taking into consideration this decision.

"Based on our four issued U.S. patents and a Canadian patent, as well as our Japanese and United States applications and our other proprietary technology, we are confident that our intellectual property position in protein and peptide display remains strong," said Henry E. Blair, Dyax's President and Chief Executive Officer. "While we are disappointed with the EPO's decision, the ruling will not affect our ability to move forward using our phage display technology to discover therapeutic candidates, imaging agents, reagents, and separations ligands for Dyax and our collaborators."


DYAX CORP.

Dyax Corp. is a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic products. The company uses its patented phage display technology to identify a broad range of protein, peptide, and antibody compounds with potential to treat a variety of inflammatory diseases and cancers. Dyax has two protein product candidates, each for a different inflammatory disease, in early stage clinical trials and is about to begin clinical trials for one of these therapeutic candidates in another indication. Dyax leverages its technology broadly through licenses and collaborations in therapeutics and in non-core areas of affinity separations, diagnostics and imaging, and research reagents. Through its subsidiary, Biotage, Inc., Dyax develops, manufactures and sells chromatography separations systems and products worldwide for drug discovery and purification.

DYAX DISCLAIMER

This press release contains forward-looking statements, including statements regarding the potential uses and benefits of phage display in the identification of therapeutic products and other products and our proprietary position in phage display. Statements that are not historical facts are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections for Dyax and the industry and markets in which Dyax competes. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors which may affect the uses and benefits of our phage display technology and our proprietary position in phage display include our dependence on the expertise, effort, priorities and contractual obligations of our licensees in the development, clinical trials, manufacture, marketing, sales and distribution of biopharmaceuticals developed by us or our licensees; our ability to obtain and maintain intellectual property protection for our products and technologies; the development of technologies or products superior to our technologies or products; and other risk factors described or referred to in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Dyax undertakes no obligation to update or revise these statements, except as may be required by law.


CONTACT:
Dyax Corp.
Jack Morgan
617/250-5762
jmorgan@dyax.com